Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our report dated January 26, 2004, included in the 2003 Annual Report to Stockholders of Texas Instruments Incorporated.

Our audits also included the financial statement schedule of Texas Instruments Incorporated listed in Item 15(a). This schedule is the responsibility of the Registrant’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 26, 2004 with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2003: Registration Statements (Forms S-8) No. 33-42172, No. 33-54615, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-103574, No. 333-107759, No. 333-107760 and No. 333-107761 and Registration Statements (Forms S-3) No. 33-48840, No. 33-39628, No. 333-03571 (as amended), No. 333-93011, and No. 333-44572 (as amended), and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-89097, No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/s/ ERNST & YOUNG LLP

Dallas, Texas

February 26, 2004